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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Granahan McCourt Acquisition Corporation
Hopewell, New Jersey

We hereby consent to the use in the Granahan McCourt Acquisition Corporation registration statement on Amendment No. 4 to Form S-1 of our report dated July 21, 2006, except for Notes 1, 3 and 5, as to which the date is October 15, 2006, relating to the financial statements of Granahan McCourt Acquisition Corporation (a development stage company), as of July 20, 2006, and for the period from July 10, 2006 (date of inception) through July 20, 2006. Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Pressman Ciocca Smith LLP

Huntingdon Valley, Pennsylvania
October 16, 2006

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm